Exhibit 99.1
Results Call Fourth Quarter FY2008

Safe Harbor Clause The following statement is made pursuant to the Safe Harbor for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. In these communications, we may make certain statements that are forward-looking, such as statements regarding Terremark's future results and plans, and anticipated trends in the industry and economies in which Terremark operates. These forward-looking statements are the Company's expectations on the day of the initial broadcast of the 1st quarter conference call, and the Company will make no efforts to update these expectations based on subsequent events or knowledge. These forward-looking statements are based on Terremark's current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenue may differ from that projected; that we may be further impacted by slowdowns, postponements, or cancellations in our clients' businesses, or deterioration in our clients financial condition; that our targeted service markets may not expand as we expect; that we may experience delays in the awarding of customer contracts; that our reserves and allowances may be inadequate, or the carrying value of our assets may be impaired; that we may experience increased costs associated with realigning our business, or may be unsuccessful in those efforts and any of the other risks in our Annual Report on Form 10K. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Company in these communications. These and other risks, uncertainties, and assumptions are detailed in documents filed by the Company with the Securities and Exchange Commission. Terremark does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

Q4 FY2008 Financial Highlights Q3 FY2008 Q4 FY2008 % Change Total Revenue $50.0 $56.8 14% Recurring Revenue $46.3 $48.9 6% EBITDA $11.3 $13.5 20% Recurring EBITDA $9.6 $10.5 9% Total Bookings $22.8 $29.6 30% Record revenue, EBITDA and bookings Strength in all customer segments and geographies Strong, balanced demand of colocation and managed services Outstanding fourth quarter results and continued momentum

Gartner Magic Quadrant: North American Web Hosting 2008 This Magic Quadrant was published by Gartner, Inc. and should be evaluated in the context of the entire report. The Gartner report is available on request from Terremark. This Magic Quadrant for North American Web Hosting, 2008 is copyrighted April 10, 2008 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the "Leaders" quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Customers Q4 New Customers Added Microsoft AOL awareness Q4 Upsells to Existing Customers Santander Lego Verizon Business Telmex Citrix Total Customers

Total Revenue $ in millions Q407 Q108 Q208 Q308 Q408 Current Year 30.7 35.2 45.4 50 56.8 Q/Q Growth 24% 15% 29% 10% 14% Y/Y Growth 25% 64% 88% 102% 85%

Commercial and Federal Revenue Split Q407 Q308 Q408 Commercial 22.5 40.2 45.2 Federal 8.2 9.8 11.6 $ in millions Federal as a % of Total 27% 20% 20%

Revenue by Service Type Colocation Managed Services Exchange Point Services Q308 0.31 0.63 0.06 Colocation Managed Services Exchange Point Services Q3 08 0.42 0.49 0.09 March 31, 2007 March 31, 2008

FY 2008 Q4 Recurring Revenue and EBITDA $ in millions Q407 Q108 Q208 Q308 Q408 Current Year 24.5 31.4 42.2 46.3 48.9 Q/Q Growth 24% 15% 29% 10% 5% 5% 19% 43% 32% 9% Q407 Q108 Q208 Q308 Q408 Current Year 4.3 5.1 7.3 9.6 10.5 Recurring Revenue Recurring EBITDA $ in millions

Operating Expenses $ in thousands (1) Share-based payments, including share-settled liabilities Headcount 356 674 698

EBITDA $ in millions EBITDA, as adjusted, is defined as income (loss) from operations less depreciation, amortization and share-based payments, including share-settled liabilities

Commercial and Federal Total Bookings $ in millions $16.5 $22.8 $29.6

Commercial and Federal Recurring Bookings $ in millions $11.3 $19.5 $20.8

Customers & Cross Connects Q407 Q308 Q408 Cross Connects 5594 6578 6830 Total Customers Cross Connects Q407 Q308 Q408 Total Customers 628 948 983

Utilization Q407 Q308 Q408 Cross Connects 0.552 0.694 0.739 Q407 Q308 Q408 Total Customers 0.173 0.219 0.233 Utilization of Total Space Utilization of Built-Out Space 385,030 square feet 121,530 square feet

Recurring Rev. per Square Foot Q407 Q308 Q408 Total Customers 1450 2213 2211 Revenue Yield

Balance Sheet $ in thousands

Guidance First Quarter Fiscal 2009 Guidance Revenue: $54.0 million to $56.0 million EBITDA: $10.5 million to $11.0 million Fiscal Year 2009 Guidance Total Revenue: $255 million to $260 million EBITDA: $58.0 million to $60.0 million Capex: $70 million to $80 million $ in millions FY 2009 Capex* NAP of the Capital Region (Culpeper) $25 NAP West (Santa Clara) $15-20 NAP of the Americas (Miami) $15 Technology/Maintenance $15-20 Total Capex $70-80 * Current estimate

Results Call Fourth Quarter FY2008